LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that
the undersigned hereby makes,
constitutes and appoints Michael T. Raymond,
Bradley J. Wyatt,
Zane S. Hatahet, and Noel I. Bishop
as the undersigned's true and lawful
attorneys-in-fact, with full power
and authority as hereinafter described
on behalf of and in the name,
place and stead of the undersigned to:
(1)	prepare, execute, acknowledge,
deliver and file Forms 3, 4, and 5
(including any amendments thereto) with respect to the
securities of Diversified Restaurant
Holdings, Inc., a Nevada corporation (the "Company"),
with the United States Securities
and Exchange Commission, any national
securities exchanges and the Company,
as considered
necessary or advisable under Section 16(a)
of the Securities Exchange Act
of 1934 and the
rules and regulations promulgated thereunder,
as amended from time to time
(the "Exchange Act");
(2)	seek or obtain, as the
undersigned's representatives and
on the undersigned's behalf,
information on transactions in the
Company's securities
from any third party, including brokers,
employee benefit plan administrators and trustees,
and the undersigned hereby authorizes any
such person to release any such information to
such attorneys-in-fact and approves and ratifies
any such release of information; and
(3)	perform any and all other
acts which in the discretion of such
attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:
(1)	this Power of Attorney authorizes,
but does not require,
such attorneys-in-fact
to act in their discretion on information
provided to such attorneys-in-fact
without
independent verification of such information;
(2)	any documents prepared and/or
executed by such attorneys-in-fact
on behalf of
the undersigned pursuant to this
Power of Attorney will be in such form
and will contain
such information and disclosure
as such attorneys-in-fact, in their
discretion, deem
necessary or desirable;
(3)	neither the Company nor
such attorneys-in-fact assumes
(i) any liability for the
undersigned's responsibility to comply
with the requirement of the
Exchange Act, (ii) any
liability of the undersigned for any
failure to comply with such
requirements, or (iii)
any obligation or liability of the
undersigned for profit disgorgement
under Section 16(b)
of the Exchange Act; and
(4)	this Power of Attorney does
not relieve the undersigned
from responsibility for
compliance with the undersigned's
obligations under the Exchange Act,
including without
limitation the reporting requirements
under Section 16 of the Exchange Act.


The undersigned hereby gives and grants
the foregoing attorneys-in-fact
full power and
authority to do and perform all and
every act and thing whatsoever
requisite, necessary
or appropriate to be done in and about
the foregoing matters as
fully to all intents and
purposes as the undersigned might or
could do if present, hereby
ratifying all that such
attorneys-in-fact of, for and on behalf
of the undersigned, shall
lawfully do or cause to
be done by virtue of this
Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.


	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21st day of October, 2016.



By: /s/ Phyllis A. Knight
Print Name: Phyllis A. Knight


STATE OF MICHIGAN

COUNTY OF OAKLAND



On this 21st day of October, 2016, Phyllis A. Knight personally appeared before me, and acknowledged that she executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Kathleen Marie Howe
Notary Public, State of Michigan
My Commission Expires 05-22-2017
Acting in the County of Oakland